AMENDMENT NUMBER 1

to

GENERAL DISTRIBUTION AGREEMENT

THIS AMENDMENT, effective commencing on November 15, 2021, is made and entered into by and between CROSSMARK DISTRIBUTORS, INC. (the “Distributor”) and STEWARD FUNDS, INC. (the “Company”), on its own behalf and on behalf of its series listed on Appendix A hereto, as may be amended from time to time (the “Funds”).

WHEREAS, the Company and the Distributor are parties to a General Distribution Agreement dated February 27, 2019 (the “Agreement”), pursuant to which the Distributor provides certain underwriting and distribution services to and on behalf of the various series of the Company; and

WHEREAS, the Company has created additional series for which it also desires to engage the Distributor to provide such services;

WHEREAS, the parties to the Agreement also wish to make certain non-material changes to the Agreement;

NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the Company, each Fund and the Distributor as follows:

1. APPENDIX A is replaced in its entirety with the amended and restated APPENDIX A attached to this Amendment.

2. Section 18 of the Agreement is amended and restated in its entirety as follows:

Effective Date - This amended agreement shall be effective upon its execution, and unless terminated as provided, shall continue in force for one year from the effective date and thereafter shall continue from year to year as to each Fund, provided each such annual continuance is approved by either (i) the vote of a majority of the Board members of the Company, or by the vote of a majority of the outstanding voting securities of such Fund, and (ii) the vote of a majority of those Board members of the Company who are not parties to this Agreement or interested persons of any party, cast in person at a meeting called for the purpose of voting on the approval, consistent with the requirements of the 1940 Act and the rules and orders of the SEC thereunder. In the event the continuation of this Agreement is not approved as to a particular Fund, it will continue as to those Fund as to which it has been approved. As used in this paragraph the terms “vote of a majority of the outstanding voting securities” and “interested person,” shall have the respective meanings specified in the 1940 Act.

3. All other terms and conditions set forth in the Agreement continue without change, amendment, or restatement.

[Signature page follows]

Amendment 1 to General Distribution Agreement – Steward Funds, Inc.

Effective: November 15, 2021

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers designated below as of November 15, 2021.

STEWARD FUNDS, INC.

By	/s/ Michael L. Kern
Date:	November 15, 2021
Name:	Michael L. Kern, III, CFA
Title:	President

STEWARD FUNDS, INC., on behalf of each Fund listed on Appendix A

By	/s/ Michael L. Kern
Date:	November 15, 2021
Name:	Michael L. Kern, III, CFA
Title:	President

CROSSMARK GLOBAL INVESTMENTS, INC.

By	/s/ Michael L. Kern
Date:	November 15, 2021
Name:	Michael L. Kern, III, CFA
Title:	President

Amendment 1 to General Distribution Agreement – Steward Funds, Inc.

Effective: November 15, 2021

Appendix A

Fund Funds	Share Classes
Steward Covered Call Income Fund	Class A Class C Class R6 Institutional Class
Steward Equity Market Neutral Fund	Class A Class C Class R6 Institutional Class
Steward Global Equity Income Fund	Class A Class C Class R6 Institutional Class
Steward International Enhanced Index Fund	Class A Class C Class R6 Institutional Class
Steward Large Cap Core Fund	Class A Class C Class R6 Institutional Class
Steward Large Cap Growth Fund	Class A Class C Class R6 Institutional Class
Steward Large Cap Value Fund	Class A Class C Class R6 Institutional Class

Amendment 1 to General Distribution Agreement – Steward Funds, Inc.

Effective: November 15, 2021

Steward Select Bond Fund	Class A Class C Class R6 Institutional Class
Steward Small Cap Growth Fund	Class A Class C Class R6 Institutional Class
Steward Values-Focused Large Cap Enhanced Index Fund FKA Steward Large Cap Enhanced Index Fund	Class A Class C Class R6 Institutional Class
Steward Values-Focused Small-Mid Cap Enhanced Index Fund FKA Steward Small-Mid Cap Enhanced Index Fund	Class A Class C Class R6 Institutional Class

Amendment 1 to General Distribution Agreement – Steward Funds, Inc.

Effective: November 15, 2021